Exhibit 99.1

CHARTER AND COX COMMUNICATIONS
COMPLETE TRANSACTION BENEFITING CUSTOMERS, LOCAL COMMUNITIES, EMPLOYEES AND SHAREHOLDERS

Charter Completes Acquisition of Liberty Broadband in All-Stock Transaction

Spectrum Brand, Pricing and Packaging to Launch in All Cox Markets
Mid-September

Stamford, CT – August 20, 2026 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced that it has completed its previously announced transaction with Cox Communications (“Cox”) and the acquisition of Liberty Broadband Corporation (“Liberty Broadband”). These transformative transactions create the leading broadband and video company in the nation and the fastest growing mobile provider in its footprint, with seamless connectivity and video entertainment, and high-quality customer service delivering powerful benefits for customers, local communities, employees and shareholders.

“The addition of Cox to the Spectrum footprint is one that can be celebrated by customers, employees and investors alike,” said Chris Winfrey, Charter President and CEO. “Together, we will bring the best products, at the best price, coupled with the highest level of customer service to more customers across our expanded 45-state Spectrum footprint. And Cox employees will soon have access to all the programs and benefits that have made Charter an employer of choice where its 100% U.S.-based employees can build long-term careers.

“The market has changed considerably over the past decade, and regional providers like Spectrum are competing with national and even global connectivity and entertainment companies. Today, with expanded scale, we are better positioned to compete and continue investment in our products and service, tools and platforms, and to further the capability and reach of our Spectrum Fiber Broadband Network.”

Eric Zinterhofer, who prior to closing the transactions had served as Chairman of Charter's board, added, "Congratulations to Chris, the Charter team and the Cox family for completing an industry-transforming transaction. I look forward to serving as lead independent director as Alex Taylor becomes Charter's next Chairman."

“When Liberty first invested in Charter more than a decade ago, we saw an opportunity to build scale behind a great management team and operating model,” said Dr. John C. Malone, Chairman of Liberty Broadband. “The combination of Charter and Cox creates a stronger, more competitive company to further invest and innovate, while giving Liberty Broadband shareholders a direct interest in its future. I have tremendous respect for the Cox family and its long tradition of entrepreneurial leadership and responsible stewardship, and I look forward to seeing what Chris, Alex and their teams accomplish together.”

The Cox Transaction

A subsidiary of Cox Enterprises, Inc. (“Cox Enterprises”) received:

•	Approximately 33.6 million common units in Charter’s existing partnership (“Charter Holdings”), with an implied value of approximately $5 billion, and which are exchangeable for Charter common shares.

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$6 billion of convertible preferred units of Charter Holdings, with a 6.875% coupon, which are convertible into 12.6 million common units of Charter Holdings, and which are exchangeable for Charter common shares.

•	And a total of approximately $4 billion in cash.

In aggregate, Charter issued the equivalent of just over 46 million Charter shares to a subsidiary of Cox Enterprises. Based on Charter’s share count as of June 30, 2026, and giving effect to the closing of the Liberty Broadband merger and the Cox transaction, Cox Enterprises and its subsidiaries now own approximately 26% of the combined entity’s fully diluted shares outstanding, on an as-converted, as-exchanged basis. Additionally, approximately $12 billion of Cox debt and finance leases will remain outstanding at subsidiaries of Charter as a result of the transaction.

Alex Taylor, Chairman and CEO of Cox Enterprises and Chairman of Charter’s Board of Directors said, "For generations, my family has believed in building businesses that matter and stand the test of time. The broadband industry has shaped how people live, work and connect with one another, and we believe deeply in its future. I look forward to partnering with Chris and the board to build on a proud legacy and create long-term value for our shareholders, customers, employees and the communities we serve.”

The Liberty Broadband Transaction

Concurrent with the closing of the Cox transaction, Charter closed its transaction with Liberty Broadband. Under the terms of the agreement, each holder of Liberty Broadband Series A common stock, Series B common stock, and Series C common stock (collectively, “Liberty Broadband common stock”) received 0.236 of a share of Charter common stock per share of Liberty Broadband common stock held, with cash paid in lieu of fractional shares. Each holder of Liberty Broadband Series A cumulative redeemable preferred stock (“Liberty Broadband preferred stock”) received one share of newly issued Charter cumulative redeemable preferred stock (“Charter preferred stock”) per share of Liberty Broadband preferred stock held, which Charter preferred stock will substantially mirror the current terms of the Liberty Broadband preferred stock.

As a result of the transaction, Charter retired approximately 38.6 million Charter shares previously owned by Liberty Broadband and issued approximately 33.9 million shares to holders of Liberty Broadband common stock at closing, resulting in a net decrease of approximately 4.7 million Charter shares outstanding. At close, Charter assumed approximately $840 million of Liberty Broadband net debt that will be repaid shortly after closing, and $180 million of preferred equity that became Charter preferred equity upon the close of the transaction.

Customer, Community and Employee Benefits

Beginning today, Spectrum will offer Cox customers a free mobile line for one year

To welcome its new customers, Spectrum is offering a free year of mobile service to Cox internet customers who don’t already subscribe to Cox Mobile; the first of many benefits Spectrum will offer. In mid-September, Spectrum plans to launch its entire suite of products to all consumers, including existing customers, in former Cox markets offering Spectrum’s simple and transparent pricing and packaging, greater value and more opportunities to save.

Spectrum Internet and Spectrum Mobile work together over the Spectrum Fiber Broadband Network and are supported by approximately 45 million WiFi access points across the country, delivering a faster, more seamless experience than standalone 5G. Spectrum’s Seamless Connectivity bundle delivers the most reliable service and helps customers save with Spectrum’s $1,000 savings guarantee.

For Video, Spectrum’s Seamless Entertainment brings live TV and popular streaming apps together, all in one place. Spectrum TV Select plans include ad-supported streaming apps like Disney+, Hulu, ESPN Unlimited, Discovery+, HBO MAX, Paramount+, Peacock, AMC+, ViX, Tennis Channel, and FOX One, providing up to $127 of monthly retail value at no extra cost. The Spectrum TV App, the highest-rated pay TV streaming app and the most viewed streaming service in the U.S. on an hours per household basis, lets customers stream, pause, and rewind live TV, plus watch On Demand and DVR, on phones, tablets and the most popular streaming devices. And with the Xumo Stream Box with voice remote, Spectrum makes it easy to search and switch between live TV and the most popular streaming apps.

Within the next year, Cox customers also will benefit from Spectrum’s industry-first Customer Service Commitments, which include:

•	100% U.S.-based customer service team available 24/7.

•	fixing service disruptions quickly, including same-day technician dispatch when requested before 5:00 pm; if not, the next day.

•	providing customers with credits for outages that last longer than two hours.

To achieve those commitments, over the next 18 months Spectrum will apply its sales and service workforce model to Cox markets, and will fully return Cox’s customer service function to the U.S.  All employees will earn a starting wage of at least $20 per hour and enjoy Spectrum’s industry-leading benefits, which include:

•	Comprehensive medical, dental, and vision coverage for all full-time and part-time employees.

•	Market-leading retirement benefits, including a 401(k) plan with a company match up to 6% of their eligible pay.

•	Free or discounted Spectrum Mobile, TV and Internet service.

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Multiple opportunities for upward advancement to build careers, including through self-progression programs with standardized pay raises, and formal development programs, including the Broadband Field Technician Apprenticeship program.

•	Tuition-free undergraduate degree and certificate programs via flexible online learning.

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The Employee Stock Purchase Plan provides all frontline employees with the ability to purchase stock and receive a matching grant of Charter Restricted Stock Units (RSUs) up to 1-for-1 based on years of service.

•	Participation in the Invest in America Trump Accounts program, matching the federal government's $1,000 contribution for employees' children.

Businesses of all sizes throughout the Spectrum footprint will benefit from the combination of Spectrum Business with Cox Business’ well-known industry leadership, including Segra, Cox’s super-regional, fiber-based provider serving commercial enterprise and carrier customers, and RapidScale, its managed, cloud-based services provider.

In advertising, Spectrum will expand opportunities for advertisers large and small, national, regional, and local, bringing new competition in an area now dominated by Big Tech.

Spectrum is a local company that helps create opportunities and invests in the communities where its employees live and work with programs focused on increasing digital inclusion and education, promoting critical human services (including food security, housing, and employment), and supporting small businesses. Spectrum established the Spectrum Foundation with a $50 million initial investment to respond to local needs, expand economic opportunity and empower communities to thrive.

Spectrum’s local presence in the communities is furthered by Spectrum Networks, its award-winning news division with more than 35 stations across the company’s footprint, providing objective reporting from local journalists, ensuring coverage reflects and is informed by the issues that matter most to our communities. In the coming months, Spectrum Networks will expand its presence into the Cox footprint, bringing local, unbiased news coverage to more communities in new DMAs.

Governance

Mr. Alex Taylor has been appointed Chairman, and Mr. Eric Zinterhofer has been named the lead independent director of Charter’s board. Mr. Winfrey will continue in his current role as President and CEO and board member. In addition to Mr. Taylor, Cox Enterprises has appointed Mr. Dallas Clement and Mr. Mark Greatrex to Charter’s 13-member board.

Advance/Newhouse, which, like Cox, contributed its operations to Charter’s partnership in 2016, will retain its two board seats held by Mr. Steve Miron and Mr. Michael Newhouse.

At close, Liberty Broadband ceased to be a direct shareholder in Charter and no longer designates directors for election to the Charter board. Mr. Martin Patterson and Mr. J. David Wargo have stepped down from the board, effective as of the close of the transaction. In addition, Mr. John Markley Jr. retired from the Charter board effective as of the close of the transaction and Mr. Balan Nair will continue to serve on the Charter board as an independent director.

Charter, Cox Enterprises and Advance/Newhouse entered into an amended and restated stockholders’ agreement, which provided for preemptive rights over certain issuances, voting caps and required participation in Charter common share repurchases at specified acquisition caps, and transfer restrictions among other shareholder governance matters.

Within a year following the transaction, the company will change its parent company name to Cox Communications but will continue to operate as Spectrum across all markets. The Company also will remain headquartered in Stamford, CT, keeping a significant presence in Atlanta, GA.

In the Cox transaction, Citi and LionTree served as financial advisors and Wachtell, Lipton, Rosen & Katz served as legal counsel to Charter. Allen & Company served as financial advisor to Cox Enterprises. BDT & MSD Partners, Evercore and Wells Fargo served as financial advisors to Cox. Latham & Watkins LLP served as legal advisor to Cox Enterprises.

In the Liberty Broadband transaction, Centerview Partners LLC served as exclusive financial advisor to the special committee of Charter. Citi served as exclusive financial advisor to Charter. Wachtell, Lipton, Rosen & Katz served as legal counsel to the special committee of Charter. J.P. Morgan served as exclusive financial advisor to Liberty Broadband, and O'Melveny & Myers LLP served as legal counsel to Liberty Broadband.

About Charter
Charter Communications, Inc. (NASDAQ: CHTR) is the leading broadband and video company in the nation and the fastest growing mobile provider in its footprint, with services available to more than 70 million homes and small to large businesses across 45 states through its Spectrum brand. Founded in 1993, Charter has evolved from providing cable TV to streaming, and from high-speed Internet to a converged broadband, WiFi and mobile experience. Over the Spectrum Fiber Broadband Network and supported by our 100% U.S.-based employees, the Company offers Seamless Connectivity and Entertainment with Spectrum Internet®, Mobile, TV and Voice products.

More information can be found at corporate.charter.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) our ability to successfully integrate the Cox Communications business; (ii) the ultimate outcome and results of integrating operations and application of Charter’s operating strategies to the Cox Communications business and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (iii) the impact of the transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (iv) the reduction in our current stockholders’ percentage ownership and voting interest as a result of the transaction; (v) the increase in our indebtedness as a result of the transaction, which will increase interest expenses and may decrease our operating flexibility; (vi) other risks related to the transaction and actions related thereto; and (vii) the factors described under “Risk Factors” from time to time in our filings with the SEC.   Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as "believe," "future," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity," "tentative," "positioning," "designed," "create," "predict," "project," "initiatives," "seek," "would," "could," "continue," "ongoing," "upside," "increases," "grow," "focused on" and "potential," among others.   Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in our annual report on Form 10-K, and in other reports or documents that we file from time to time with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. We assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.